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                                                                    EXHIBIT 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-25331, No. 33-55768, No. 33-55766, No. 33-65023,
No. 333-18423, No. 333-18429, No. 333-18437, No. 333-77411, No. 333-88049, No.
333-30454, No. 333-30448, No. 333-53562), and Form S-3 (No. 33-61854, No.
333-40809), of our report dated July 26, 2002, except for Note 19 as to which the date is August 30, 2002, relating to the financial statements, which appears in the Annual Report to Shareowners, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated July 26, 2002, except for Note 19 as to which the date is August 30, 2002, relating to the financial statement schedule, which appears in this Form 10-K.



                                       /s/  PricewaterhouseCoopers LLP
                                       ------------------------------------
                                            PricewaterhouseCoopers LLP




Pittsburgh, Pennsylvania
September 25, 2002